ASSIGNMENT OF CLAIM

THAT, Benefacio Minerals LLC, for the sum of USD$5,000.00, hereby assigns title and all mining and property rights of the LEBAK GOLD CLAIM to Cataca Resources Inc., a company duly incorporated in the United States of America.

Benefacio Minerals LLC, by way of this assignment, relinquishes its ownership and all rights of LEBAK GOLD CLAIM.

DATED THIS 17 DAY OF DECEMBER, 2012.